SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700
Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Northrock Acquisition

On July 8, 2005, Pogo Producing Company (together with its subsidiaries, “Pogo”) and Pogo Canada, ULC, a wholly-owned subsidiary of the Company (“Pogo Canada”), entered into a definitive purchase agreement with Unocal Corporation and certain of its affiliates whereby Pogo Canada agreed to purchase all of the outstanding shares of Northrock Resources Ltd., a Canadian company and an indirect wholly owned subsidiary of Unocal Corporation (“Northrock”), for a purchase price of $1.8 billion, subject to adjustment under the terms of the agreement.  Pogo expects the closing of the acquisition to occur within the next few weeks, subject to customary closing conditions.  Pogo intends to fund the acquisition utilizing proceeds from the notes offering described below under the caption “Notes Offering,” (the “notes offering”), cash on hand and additional borrowings under its credit facility.

Pogo is filing herewith the following historical financial statements and pro forma financial information:

•                  audited consolidated financial statements of Northrock for the years ended December 31, 2004, 2003 and 2002 (exhibit 99.1 to this report);

•                  unaudited interim consolidated financial statements of Northrock for the six months ended June 30, 2005 and 2004 (exhibit 99.2 to this report); and

•                  unaudited pro forma combined condensed financial information of the Company and Northrock as of and for the six months ended June 30, 2005 and for the year ended December 31, 2004 (exhibit 99.3 to this report).

The following table sets forth information as to Northrock’s net proven and proven developed reserves as of June 30, 2005 and the present value as of such date (based on an annual discount rate of 10%) of the estimated future net revenues from the production and sale of those reserves, as set forth in reports prepared by Ryder Scott Company, L.P., independent petroleum engineers, in accordance with criteria prescribed by the Securities and Exchange Commission:

Total Proven Reserves:
Oil, condensate and natural gas liquids (thousands of barrels (Mbbls))	58,547
Natural gas (million cubic feet (MMcf))	252,937
Present value of estimated future net revenues, before income taxes (in thousands)	$1,366,321

Total Proven Developed Reserves:
Oil, condensate and natural gas liquids (Mbbls)	53,807
Natural gas (MMcf)	208,813
Present value of estimated future net revenues, before income taxes (in thousands)	$1,255,975

As of June 30, 2005, Northrock owned its proven reserves on approximately 300,000 net acres, plus approximately 1.1 million net acres of undeveloped leasehold. Northrock’s exploitation and development activities are concentrated in Saskatchewan and Alberta with key exploration plays in Canada’s Northwest Territories, British Columbia and the Alberta Foothills. Taking into account the recent disposition of its Thailand operations, Pogo expects the Northrock acquisition to:

•       significantly increase its total proven oil and gas reserves as of year-end 2004 from 1,437,177 MMcfe;

•       increase its worldwide net leasehold acreage by about 82%, from approximately 1.7 million net acres to approximately 3.1 million net acres;

•       immediately add over 900 identified drilling opportunities to its inventory;

•       complement its reserve and production mix with Northrock’s high quality North American crude oil and natural gas assets; and

•       extend its indicated reserves life.

(Reserve information for Pogo derived from reports of Ryder Scott and Miller and Lents, Ltd., independent petroleum engineers.)

Northrock Acquisition Risk Factors

It is possible that Pogo will not complete the Northrock acquisition or that the acquisition will be delayed beyond the expected closing date.  The completion of the acquisition is subject to various conditions, but it is not conditioned upon the closing of the notes offering and vice versa.  If one or more of the conditions to closing are not satisfied, the acquisition may not be completed. Some of these conditions are beyond Pogo’s control. Pogo or Unocal Corporation and its affiliates could terminate the purchase agreement without the other party’s agreement and without completing the acquisition if the acquisition is not completed by December 31, 2005 or if other closing conditions are not met, other than due to a breach of the purchase agreement by the terminating party.

If Pogo does not complete the acquisition, it will not have the opportunity to develop Northrock’s Canadian assets and to attempt to realize the benefits Pogo believes the acquisition will afford it. Furthermore, the net proceeds received from the notes offering and additional cash on hand would not be used to acquire Northrock, and such funds may be used for purposes that are not as beneficial to Pogo as the acquisition may have been.  In addition, if the closing does not occur because Pogo’s representations in the purchase agreement are incorrect or because Pogo fails to perform its obligations under the purchase agreement, the Unocal Corporation affiliates may be entitled to keep $180 million Pogo deposited under the terms of the purchase agreement.

Integration of Northrock’s operations with Pogo’s will be a complex, time consuming and costly process involving the following risks and difficulties, among others:

•       Northrock’s properties may not produce revenues, earnings or cash flow at anticipated levels;

•       Pogo may have exposure to unanticipated liabilities and costs, some of which may materially exceed its estimates;

•       because Pogo’s management team does not have experience with Northrock’s operations, Pogo will be substantially dependent on Northrock’s existing key employees, some or all of whom may be difficult to retain or to integrate with Pogo;

•       Pogo may experience material difficulties in integrating personnel with diverse backgrounds and a differing organizational culture;

•       Pogo may lose customers, suppliers, partners and agents of Northrock;

•       the Northrock acquisition may disrupt Pogo’s ongoing business, distract management, divert resources and make it difficult to maintain Pogo’s current business standards, controls and procedures, including internal controls and procedures required under the Sarbanes-Oxley Act of 2002; and

•       Pogo may experience material difficulties and additional costs in consolidating corporate and administrative functions.

As a result, Pogo may be unable to integrate Northrock successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems.

Hurricane Katrina Update

On August 29, 2005, after passing through the Gulf of Mexico, Hurricane Katrina made landfall near New Orleans, Louisiana and caused one of the worst natural disasters in U.S. history. As of September 19, 2005, approximately 15,000 bbls of oil and 30 MMcf of natural gas of Pogo’s net daily production were shut-in as a result of the storm.  Based on inspections to date, Pogo’s platforms located in the path of the hurricane do not appear to have sustained major damage, but these inspections are ongoing. Damage to pipelines, processing plants and other infrastructure operated by others will likely delay some or all of Pogo’s shut-in production from coming back “on-line.” The full extent of damage from Katrina to Pogo’s facilities and to those owned by others is not yet known and may be substantial.  Pogo maintains business interruption insurance on some of its blocks in the Gulf of Mexico.  Coverage commences 60 days after the blocks are shut-in and will continue for a period of one year unless the production is fully restored earlier.  The daily indemnity amount Pogo expects to be paid is approximately $695,000, which will be reduced as production is partially restored.  There is no assurance that potential recoveries under the policy will be sufficient to cover the cash flow Pogo would have otherwise generated from the affected properties, particularly if oil and natural gas prices continue to rise.

Notes Offering

On September 20, 2005, Pogo issued a press release regarding its intention to offer, subject to market and other conditions, $350 million of senior subordinated notes in a private offering.  A copy of this press release is filed herewith as Exhibit 99.4 and incorporated herein by this reference.

Item  9.01 Financial Statements and Exhibits

(a)           Financial Statements of Business to be Acquired.

The audited consolidated financial statements of Northrock for the years ended December 31, 2004, 2003 and 2002 and the unaudited interim consolidated financial statements of Northrock for the six months ended June 30, 2005 and 2004 are filed as Exhibits 99.1 and 99.2, respectively, to this report and incorporated herein by this reference.

(b)           Pro Forma Financial Information.

The pro forma financial information with respect to the Northrock acquisition is filed as Exhibit 99.3 to this report and incorporated herein by this reference.

(c)           Exhibits.

The exhibits listed below are filed herewith.

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP – Canada

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Ryder Scott Company, L.P. – Canada

23.4	Consent of Miller and Lents, Ltd.

99.1	Audited Consolidated Financial Statements of Northrock Resources Ltd. for the years ended December 31, 2004, 2003 and 2002.

99.2	Unaudited Interim Consolidated Financial Statements of Northrock Resources Ltd. for the six months ended June 30, 2005 and 2004.

99.3	Unaudited Pro Forma Condensed Combined Financial Information of Pogo Producing Company and Subsidiaries as of and for the six months ended June 30, 2005 and for the year ended December 31, 2004.

99.4	Press release dated September 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: September 20, 2005	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer